                                                                Exhibit 99(k)(4)

______________________________________________________________________________
______________________________________________________________________________



                        ANZ EXCHANGEABLE PREFERRED TRUST



                       ADRs SECURITY AND PLEDGE AGREEMENT
                       ----------------------------------



                           Dated: September __, 1998


 ______________________________________________________________________________
 ______________________________________________________________________________

                               Table of Contents

                                                                    Page
                                                                    ----

1. Definitions                                                        3
     (a)     Defined Terms                                            3
     (b)     Uniform Commercial Code.                                 5
     (c)     Terms Defined in the Trust Agreement.                    5
2. Delivery by the Pledgor to Collateral Agent                        5
     (a)     Initial Delivery of Collateral                           5
     (b)     Collateral Requirement                                   6
3. Grant of Security Interest                                         6
4. Maintenance of Collateral.                                         8
5. Voting and Distributions in Respect of Collateral                  8
6. Remedies Upon Events of Default                                    9
     (a)     Delivery Upon Event of Default                           9
     (b)     Power of Attorney.                                       9
     (c)     Waivers by the Pledgors.                                 9
     (d)     Rights and Remedies Under the Uniform Commercial Code.   9
7. Other Provisions Regarding the Collateral                          9
     (a)     No Disposition.                                         10
     (b)     Further Protections.                                    10
     (c)     Delay in Enforcement; No Waiver.                        10
8. Representations and Warranties                                    10
     (a)     Representations and Warranties of Pledgor.              10
     (b)     Representations and Warranties of Collateral Agent.     11
9. The Collateral Agent                                              12
     (a)     Appointment of Collateral Agent.                        12
     (b)     Duties of Collateral Agent.                             12
     (c)     Compensation                                            12
     (d)     Reliance                                                12
     (e)     Liability of Collateral Agent                           12
     (f)     Risk of Funds                                           12
     (g)     Use of Sub-Agents or Attorneys                          13
     (h)     Recitals and Statements                                 13
     (i)     Knowledge                                               13
     (j)     Merger                                                  13
     (k)     Resignation of Collateral Agent                         13
     (l)     Removal                                                 14
     (m)     Appointment of Successor                                14
     (n)     Acceptance by Successor.                                14
10.  Miscellaneous                                                   14
     (a)     Amendments, Etc.                                        14
     (b)     Notices and Other Communications.                       15
     (c)     Waivers.                                                16
     (d)     Non-Assignment.                                         16

     (e)     Waiver of Jury Trial.                                   16
     (f)     Governing Law.                                          16
     (g)     Headings.                                               16
     (h)     Entire Agreement.                                       16
     (i)     Counterparts.                                           17
     (j)     Force Majeure.                                          17
     (k)     Binding Effect.                                         17
     (l)     Separability.                                           17
11.  Termination of Agreement                                        17
12.  Application of Bankruptcy Code                                  17
13.  No Personal Liability of Trustees.                              17
14.  Limitation on Liability                                         17
15.  Consent to Jurisdiction                                         18
16.  Judgement Currency                                              18
17.  Waiver of Immunities                                            18

Exhibit A      FORM OF CONTROL AGREEMENT
Exhibit B      FORM OF PLEDGE

                       ADRs SECURITY AND PLEDGE AGREEMENT

     This Security and Pledge Agreement (the "Agreement") is made as of September __, 1998 among ANZ Exchangeable Preferred Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), Carlotta (UK) Company, a special purpose company with unlimited liability incorporated under the laws of England and Wales (the "U.K. Company"), Carlotta (Investments) Limited, a company incorporated with limited liability under the laws of, and domiciled in, Jersey, the Channel Islands (the "Jersey Subsidiary") (the U.K. Company and the Jersey Subsidiary being sometimes individually referred to herein as a "Pledgor" and collectively as the "Pledgors"), and The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the U.K. Company and the Trust, as applicable (the "Collateral Agent").

     WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-58751 and 811-08865) and Pre-Effective Amendments No. 1, 2 and 3 thereto contemplating the offering (the
"Offering") of up to           of its Trust Units Exchangeable for Preference
Shares(SM) (the "TrUEPrS(SM)"), the terms of which contemplate that the Trust will distribute to the Holders (as defined in the Trust Agreement described below) of TrUEPrS, upon the occurrence of an Exchange Event (as defined in the Trust Agreement), either (i) American Depositary Receipts ("ADRs" evidencing, for each TrUEPrS, one American Depositary Share ("ADS") representing four fully paid non-cumulative preference shares, liquidation preference US$6.25 per share (the "ANZ Preference Shares"), issued by Australia and New Zealand Banking Group Limited ("ANZ"), or (ii) if the Exchange Event is the redemption or mandatory repurchase of the ANZ Preference Shares for cash, Holders of TrUEPrS will be entitled to receive US$25 per TrUEPrS plus the accrued dividend distribution thereon for the current quarterly dividend period and not ADRs.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the TrUEPrS are being issued pursuant to the Second Amended and Restated Trust Agreement, dated as of September __, 1998 (the "Trust Agreement"), among the trustees of the Trust, ML IBK Positions, Inc., as Sponsor, and the Holders of the TrUEPrS.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Trust is using the proceeds of the Offering to purchase the __% Mandatory Redeemable Debt Securities due 2047 (the "Debt Securities") issued by the U.K. Company with an aggregate principal amount equal to such proceeds.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the U.K. Company is using the proceeds from the sale of the Debt Securities to
purchase at a price equal to their liquidation preference up to           fully
paid non-dividend paying preference

------------------------------------
(SM) Service mark of Merrill Lynch & Co., Inc.

shares, liquidation preference US$25 per share (the "Jersey Preference Shares"), issued by the Jersey Subsidiary.

     WHEREAS, concurrently with the execution of this Agreement, the Jersey Subsidiary is using the proceeds from the sale of the Jersey Preference Shares to make a payment in consideration of the issuance by the Depositary (as defined
herein) of ADRs evidencing up to            ADSs each representing four ANZ
Preference Shares deposited by ANZ.

     WHEREAS, the Jersey Subsidiary desires to grant a security interest in the ADRs evidencing the ADSs for the benefit of the U.K. Company, as security for the redemption obligations of the Jersey Subsidiary under the Jersey Preference Shares.

     WHEREAS, the Jersey Subsidiary desires to grant a security interest in the ADRs evidencing the ADSs for the benefit of the Trust, as security for the Jersey Subsidiary's obligations under the ADSs Purchase Contract, such security interest being subject to the prior Lien granted by the Jersey Subsidiary to the U.K. Company and hypothecated by the U.K. Company to the Trust hereunder.

     WHEREAS, concurrently with the execution of this Agreement, the Jersey Subsidiary will Deliver, with the consent of the U.K. Company, the ADRs evidencing the ADSs representing the ANZ Preference Shares to The Bank of New York, acting in its capacity as securities intermediary (the "Securities Intermediary"), which, pursuant to the terms of a control agreement, dated September __, 1998, among the U.K. Company, the Jersey Subsidiary, the Trust, the Collateral Agent and the Securities Intermediary, the form of which is attached hereto as Exhibit A, has agreed to credit the Collateral (as defined herein) Delivered hereby to the Account (as defined herein) (the "Control Agreement"), as security for the redemption obligations of the Jersey Subsidiary under the Jersey Preference Shares and the obligations of the Jersey Subsidiary under the ADSs Purchase Contract.

     WHEREAS, the ANZ Preference Shares represented by the ADSs have been deposited with and held by The Bank of New York, as depositary (the "Depositary"), pursuant to a Deposit Agreement, dated as of September __, 1998, between ANZ and the Depositary.

     WHEREAS, the Jersey Subsidiary desires to consent to the assignment by the U.K. Company of the security interest created hereunder to the Trust, as pledgee, transferee and assignee thereof, as security for the redemption obligations of the U.K. Company under the Debt Securities.

     WHEREAS, the U.K. Company desires to consent to the grant by the Jersey Subsidiary of the security interest in the ADRs in favor of the Trust created hereunder to secure the obligations of the Jersey Subsidiary under the ADSs Purchase Contract, such security interest being subject to the prior Lien granted by the Jersey Subsidiary to the U.K. Company and hypothecated by the U.K. Company to the Trust hereunder.

     WHEREAS, pursuant to the Jersey Preference Shares Security and Pledge Agreement (the "Jersey Preference Shares Agreement"), among the Trust, the U.K. Company and the Collateral Agent, the U.K. Company has granted a security interest in the Jersey Preference

Shares and any redemption proceeds thereof for the benefit of the Trust, as pledgee thereof, as security for the redemption obligations of the U.K. Company under the Debt Securities.

     WHEREAS, the Trust and the Pledgors desire that, upon the occurrence of an Exchange Event, the ADRs or any cash redemption proceeds thereof will be delivered to the Trust for distribution to the Holders of TrUEPrS.

     WHEREAS, the Trust and the Pledgors desire that prior to the occurrence of an Exchange Event, beneficial ownership of the Jersey Preference Shares and the ADRs pledged hereunder remain in the U.K. Company and the Jersey Subsidiary, respectively, unless and until as a result of the occurrence of an Exchange Event, the ADRs or the cash redemption proceeds thereof are delivered to the Trust; provided, however, that the Jersey Subsidiary or the Collateral Agent shall vote the ADSs and direct the Depositary to vote the ANZ Preference Shares represented thereby as directed by the Holders of the TrUEPrS in accordance with the procedures set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Definitions.

     (a) Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

     "Account" means the separate, non-commingled securities account established by the Collateral Agent with the Securities Intermediary.

     "ADRs" has the meaning specified in the first recital in this Agreement.

     "ADSs" has the meaning specified in the first recital in this Agreement.

     "ADSs Purchase Contract" means the ADSs Purchase Contract, dated September __, 1998, between the Trust and the Jersey Subsidiary, as amended pursuant to the terms thereof.

     "ANZ" has the meaning specified in the first recital in this Agreement.

     "ANZ Preference Shares" has the meaning specified in the first recital in this Agreement.

     "Agreement" means this ADRs Security and Pledge Agreement and any schedules and exhibits hereto.

     "Collateral" means all the ADRs Delivered hereunder and any proceeds from the redemption thereof.

     "Collateral Agent" means the financial institution identified as such in the introductory paragraph hereof, or any successor appointed in accordance with
Section 9(l).

     "Collateral Amount" means, as of the date of determination, the amount of Collateral then held by the Securities Intermediary.

     "Control Agreement" has the meaning specified in the eighth recital in this Agreement.

     "Debt Securities" has the meaning specified in the third recital in this Agreement.

     "Delivery" means with respect to the ADRs, the delivery of such ADRs, free and clear of all Liens (other than a Lien created or permitted by this Agreement or any Lien created by the Trust), to the Security Intermediary at such location in The City of New York as it shall direct, registered in the name of the Collateral Agent or its nominee or in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps. The term "Deliver" used as a verb has a corresponding meaning.

     "Depositary" has the meaning specified in the ninth recital in this Agreement.

     "Event of Default" means the occurrence of an Exchange Event.

     "Jersey Preference Shares" has the meaning specified in the fourth recital in this Agreement.

       "Jersey Preference Shares Agreement" has the meaning specified in the twelfth recital in this Agreement.

     "Jersey Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

     "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance, claim or equity of any kind.

     "Offering" has the meaning specified in the first recital in this Agreement.

     "Pledgor" or "Pledgors" has the meaning specified in the introductory paragraph of this Agreement.

       "Required Collateral Amount" means the Collateral required to be pledged hereunder in order to secure the prompt and complete payment of the redemption proceeds of the Jersey Preference Shares in accordance with the terms thereof; the Required Collateral Amount shall at all times equal the aggregate liquidation amount in US dollars of the Jersey Preference Shares owned by the U.K. Company.

     "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, trust officer, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Agreement, or in any other division or department of the Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "Securities Intermediary" means the financial institution identified as such in the eighth recital hereof, or any successor thereto.

     "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal, state or foreign securities law; provided that (x) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, or (y) any registration or qualification requirement for such item of Collateral pursuant to any federal, state or foreign securities law which is generally applicable to all holders of such item of Collateral, shall not constitute a "Transfer Restriction."

       "TrUEPrS" has the meaning specified in the first recital in this Agreement.

     "Trust" has the meaning specified in the introductory paragraph of this Agreement.

     "Trust Agreement" has the meaning specified in the second recital in this Agreement.

     "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages to the Trust Agreement, or any successor as such trustee or trustees.

     "U.K. Company" has the meaning specified in the introductory paragraph of this Agreement.

     "Uniform Commercial Code" means, at any time, the Uniform Commercial Code in effect at such time in the State of New York or deemed to be in effect pursuant to U.S. law and regulations applicable thereto.

     (b) Uniform Commercial Code. Unless otherwise defined herein, all terms defined in Article 8 or Article 9 of the Uniform Commercial Code are used herein as therein defined.

     (c) Terms Defined in the Trust Agreement. Capitalized words and phrases used herein and not otherwise defined herein are used herein as defined in the Trust Agreement.

2.  Delivery by the Jersey Subsidiary to Collateral Agent.

     (a) Initial Delivery of Collateral.
         ------------------------------

     The Jersey Subsidiary shall Deliver ADRs representing the Required Collateral Amount as of the date hereof to the Securities Intermediary as follows:

     (i) in the case of each certificated security (other than a clearing corporation security) or instrument, by:

          (A) the delivery of such certificated security or instrument to the Securities Intermediary registered in the name of the Securities Intermediary or its affiliated nominee or endorsed to the Securities Intermediary in blank;

          (B) causing the Securities Intermediary to continuously indicate by book-entry that such certificated security or instrument is credited to the Account; and

          (C) the Securities Intermediary maintaining continuous possession of such certificated security or instrument in the State of New York; and

     (ii) in the case of each clearing corporation security, by causing:

          (A) such clearing corporation security to be continuously registered to the clearing corporation or its custodian or the nominee of either subject to the exclusive control of such clearing corporation (in the case of a clearing corporation security that is an uncertificated security) or continuously maintained in the State of New York in the possession of, and registered in the name of, such clearing corporation or its custodian or the nominee of either subject to the exclusive control of such clearing corporation (in the case of a clearing corporation security that is a certificated security);

          (B) the relevant clearing corporation to continuously indicate by book-entry that such clearing corporation security is credited to the securities account maintained by it for the benefit of the Securities Intermediary; and

          (C) the Securities Intermediary to continuously indicate by book-entry that such clearing corporation security is credited to the Account.

     (b) Collateral Requirement.   If at any time subsequent to the date hereof,
         ----------------------
the Collateral Amount is less than the Required Collateral Amount, the Jersey Subsidiary shall Deliver, or cause to be Delivered, to the Securities Intermediary, in accordance with Section 2(a), one or more certificates representing ADRs such that the Collateral Amount will at all times equal the Required Collateral Amount. The Securities Intermediary shall hold such additional ADRs as from time to time may be Delivered or caused to be Delivered, to the Securities Intermediary as Collateral as expressly provided herein in order to perfect the continuing first priority security interest in such Collateral granted to the Collateral Agent, as agent of and for the benefit of the U.K. Company.


3.  Grant of Security Interest.
    --------------------------

     (a) (i) As security for the prompt and complete payment and delivery of the redemption proceeds of the Jersey Preference Shares when due in accordance with the terms thereof, the Jersey Subsidiary hereby pledges, assigns, grants and conveys unto the Collateral Agent, as agent of and for the benefit of the U.K. Company, a continuing first priority security interest under the Uniform Commercial Code or other applicable law in and to, and a general first lien upon and right of set off against, and a first fixed charge of, the Jersey Subsidiary's right, title and interest in and to, the ADRs evidencing the ADSs which are Delivered hereunder as security pursuant to and in accordance with the provisions of this Agreement, all certificates or instruments representing or evidencing any or all of the foregoing, and all distributions or dividends and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Jersey Subsidiary) and, subject to Section 5 hereof, all powers and rights of the Jersey Subsidiary now or hereafter acquired by the Jersey Subsidiary, including rights of enforcement, under or with respect to any or all of the foregoing.

     (ii) As security for the prompt and complete delivery of the ADRs evidencing the ADSs when due in accordance with the terms of the ADSs Purchase Contract, the Jersey Subsidiary hereby pledges, assigns, grants and conveys unto the Collateral Agent, as agent of and for the benefit of the Trust, a continuing security interest under the Uniform Commercial Code or other applicable law in and to, and a general lien upon and right of set off against, and a fixed charge of, the Jersey Subsidiary's right, title and interest in and to, the ADRs evidencing the ADSs which are Delivered hereunder as security pursuant to and in accordance with the provisions of this Agreement, all certificates or instruments representing or evidencing any or all of the foregoing, and all distributions or dividends and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Jersey Subsidiary) and, subject to Section 5 hereof, all powers and rights of the Jersey Subsidiary now or hereafter acquired by the Jersey Subsidiary, including rights of enforcement, under or with respect to any or all of the foregoing. The security interest granted in favor of the Trust pursuant to this clause shall be subject only to the prior Lien granted to the U.K. Company by the Jersey Subsidiary under Section 3(a)(i) hereof and hypothecated by the U.K. Company to the Trust under Section 3(b) hereof.

     (b) As security for the prompt and complete payment and delivery of the redemption proceeds of the Debt Securities when due in accordance with the terms thereof, the U.K. Company hereby pledges, transfers and assigns unto the Collateral Agent, in its role as agent of and for the benefit of the Trust, the security interest created, and all Collateral pledged, hereunder.

     (c) (i) The Jersey Subsidiary hereby consents to the pledge, transfer and assignment by the U.K. Company to the Collateral Agent, as agent of and for the benefit of the Trust, of the security interest created, and all Collateral pledged, hereunder as described in paragraph (b) above.

          (ii) The U.K. Company hereby consents to the pledge, transfer and assignment by the Jersey Subsidiary to the Collateral Agent, as agent of and for the benefit of the Trust, of the security interest created, and all Collateral pledged, hereunder as described in paragraph (a)(ii) above.

     (d) (i) Each Pledgor shall, at its expense and in such manner and form as the Trust or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers, and shall take all other action, that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest in the Collateral granted by such Pledgor pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the U.K. Company and the Trust, as applicable, hereunder with respect to such security interest.

     (ii) The U.K. Company hereby undertakes to complete and file with the Companies Office Registry of the United Kingdom registration forms (standard form 395) and original executed counterpart signature pages of this Agreement, registering the security interests created hereunder, as soon as possible after execution of this Agreement, but no later than 10 Business Days subsequent to the date hereof, all in a form deemed acceptable to the Collateral Agent.

     (iii) The Pledgors each will promptly execute and deliver to the Collateral Agent financing statements conforming to the Uniform Commercial Code in effect in the states of New York and Delaware and any jurisdictions deemed appropriate by the Collateral Agent, and such other documents as may be necessary or desirable in order to perfect the security interests granted hereby, all in a form the Collateral Agent reasonably deems to be acceptable.

     (iv) Contemporaneously with the execution of this Agreement, the Jersey Subsidiary agrees to deliver to ANZ a notice substantially in the form attached hereto as Exhibit A and to obtain the acknowledgement of such notice by ANZ.

     (v) Upon the request of the Collateral Agent, the Pledgors also agree to execute and deliver to the Collateral Agent for filing by the Collateral Agent continuation statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent and in a form the Collateral Agent reasonably deems to be acceptable. If either Pledgor fails to deliver to the Collateral

     Agent financing statements or continuation statements that the Collateral Agent requests, the Collateral Agent may, to the extent permitted by law and without limiting its other rights under this Agreement, execute and file in such Pledgor's name, as such Pledgor's attorney-in-fact, such documents and such Pledgor does hereby designate the Collateral Agent as its attorney-in-fact to execute and file any such financing statement or continuation statement.

4.  Maintenance of Collateral.
    -------------------------

     (a) The Collateral shall be maintained in accordance with the Control Agreement.

     (b) Each Pledgor shall not be entitled to receive for its own account any dividends, distributions and other payments relating to the Collateral; provided, however, that the foregoing shall in no event apply to any Income Entitlement. The Collateral Agent shall retain such payments (and any such payments which are received by a Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent), and the Collateral Agent shall hold all such payments so retained by, or paid over to, the Collateral Agent as Collateral hereunder and maintain such Collateral in accordance with this Section.

5.  Voting and Distributions in Respect of Collateral.
    -------------------------------------------------

     (a) The Jersey Subsidiary shall, or shall cause the Collateral Agent to, vote the ADSs or direct the Depositary to vote the ANZ Preference Shares, in each case, as directed by the Holders of the TrUEPrS in accordance with the procedures set forth herein and the Deposit Agreement.

     (b) Each TrUEPrS will entitle the Holder thereof to direct the exercise of the voting rights attaching to one ADS and the four ANZ Preference Shares represented thereby.

     (c) Upon receipt of notice of any meeting at which Holders of ADSs or ANZ Preference Shares are entitled to vote, (x) the Jersey Subsidiary shall as soon as practicable thereafter, notify the Collateral Agent, (y) the Collateral Agent shall, as soon as practicable thereafter, notify the Trustees of the Trust and
(z) the Trustees of the Trust shall, as soon as practicable thereafter, notify the Holders of TrUEPrS, which notification, in each case shall be transmitted by all reasonable means, a notice which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement whether the Holders of TrUEPrS at the close of business on a specified record date will be entitled, in accordance with any applicable provisions of Australian law and of the Constitution of ANZ, resolutions of the Board of Directors of ANZ, the Deposit Agreement and the Trust Agreement, to instruct the Trustees of the Trust, who will in turn instruct the Jersey Subsidiary as to the exercise of the voting rights, if any, pertaining to the ADSs and instruct the Depositary to the exercise of the voting rights, if any, pertaining to the ANZ Preference Shares, and (iii) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given on behalf of such Holders by the Trustees of the Trust to the Jersey Subsidiary. Upon the written request of a Holder of TrUEPrS on such record date, received on or before the date established by the Collateral Agent for such purpose, the Collateral Agent and the Jersey Subsidiary shall endeavor insofar as practicable to vote or cause to be voted each ADS and to direct the

Depositary to vote the ANZ Preference Shares represented thereby in accordance with any non-discretionary instructions set forth in such request. The Collateral Agent and the Jersey Subsidiary shall not vote or attempt to exercise the right to vote the ADSs or to direct the Depositary to vote or attempt to exercise any vote that attaches to the ANZ Preference Shares other than in accordance with the Holders' instructions. Neither ANZ nor the Jersey Subsidiary shall be under any obligation to verify instructions received from Holders and voted upon by the Collateral Agent.

     The parties hereto agree, in the manner and form as ANZ, the Jersey Subsidiary or the Collateral Agent may reasonably require, to give, execute and deliver any proxy or such other document necessary to give effect to any voting arrangements set forth in this Section.

6.  Remedies Upon Events of Default.
    -------------------------------

     (a) Delivery Upon Event of Default.   If an Event of Default shall have
         ------------------------------
occurred and be continuing, the Collateral Agent shall deliver or cause the delivery of, the Collateral to the Trust as soon as practicable thereafter, whereupon the Trust shall hold such Collateral, with all such rights afforded to the Collateral Agent hereunder, and any rights it may have as to the holder of the Debt Securities, free and clear of all Liens (other than Liens created by the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Trust), including any equity or right of redemption of the Pledgors which may be waived, and the Pledgors, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which each has or may have under any law now existing or hereafter adopted.

     (b) Power of Attorney.  Upon any delivery of all or any part of any
         -----------------
Collateral duly made under the power of delivery given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgors in the name and stead of each Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgors hereby ratify and confirm all that attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Agreement. If so requested by the Collateral Agent or by the Trustees, the Pledgors shall further ratify and confirm any such delivery by executing and delivering to the Collateral Agent or to the Trustees at the expense of such party all proper deeds, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

     (c) Waivers by the Pledgors.  The Pledgors waive any presentment, demand,
         -----------------------
protest or, to the extent permitted by applicable law, notice in connection with this Agreement.

     (d) Rights and Remedies Under the Uniform Commercial Code.  In the event
         -----------------------------------------------------
that the prompt and complete payment and delivery of the redemption proceeds of the Jersey Preference Shares in accordance with the terms thereof are not paid or delivered when due, in addition to all other rights and remedies provided for herein or otherwise available to the Collateral Agent and the U.K. Company and the Trust, the Collateral Agent may, and at the direction of the Trust shall, exercise all of the rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial

Code applies to the Collateral) and all other applicable law with respect to all or any part of the Collateral.

7.  Other Provisions Regarding the Collateral.
    -----------------------------------------

     Until all obligations of the Jersey Subsidiary under the Jersey Preference Shares and the ADSs Purchase Contract have been performed in full, the parties hereto covenant and agree as follows:

     (a) No Disposition.  Each Pledgor covenants and agrees that it will not
         --------------
sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien or Transfer Restrictions on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, other than those permitted by this Agreement and Liens created by the Trust.

     (b) Further Protections.  Each Pledgor will pay in a timely fashion all
         -------------------
taxes, assessments, fees or charges of any nature that are imposed in respect of the Collateral as a result of such party's ownership thereof or any action or omission on the part of such Pledgor. The Pledgors will give written notice to the Trust and the Collateral Agent of, and defend the Collateral against, any suit, action or proceeding against the Collateral which could adversely affect the security interests granted hereunder.

     (c) Delay in Enforcement; No Waiver.  To the extent consistent with the
         -------------------------------
Uniform Commercial Code and any applicable law, the Collateral Agent can choose to delay or not to enforce any of its rights under this Agreement without losing such rights. If the Collateral Agent chooses not to exercise or enforce any of its rights, each Pledgor agrees that the Collateral Agent is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Collateral Agent's rights under this Agreement must be in writing.

8.  Representations and Warranties.
    ------------------------------

     (a) Representations and Warranties of Pledgor. On a continuing basis during the term of this Agreement, each Pledgor represents and warrants to the Collateral Agent and to the Trust as follows:

     (i) such Pledgor has full power and authority to execute and deliver this Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether the enforceability of such performance is considered in a proceeding in equity or at law);

     (ii) the execution, delivery and performance of this Agreement by such Pledgor does not contravene any requirement of law or any material transactional restriction or material agreement binding on or affecting such Pledgor or any of its assets;

     (iii) this Agreement has been duly and properly executed and delivered by such Pledgor and constitutes a legal, valid and binding agreement of such Pledgor enforceable against such Pledgor in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (iv) no Transfer Restrictions (other than the requirement of the U.K. Company to cause the security interest hypothecated hereunder to be registered with the Companies Office Registry in the United Kingdom and any Transfer Restrictions created by this Agreement and Transfer Restrictions created by the Trust) exist with respect to or otherwise apply to the assignment of, or transfer by such Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof;

     (v) except for the rights of the Trust and of the Collateral Agent on the Trust's behalf established under this Agreement such Pledgor has all rights, title and interest in and to the Collateral pledged by it under this Agreement, and, in the case of the U.K. Company, the security interest created hereby, in each case, free and clear of all Liens (other than the Lien created by this Agreement) and Transfer Restrictions (other than Transfer Restrictions created by this Agreement or the Trust), and has the right to pledge such Collateral as provided in this Agreement;

     (vi) such Pledgor is not in default under any agreement by which the Collateral may be bound and no litigation, arbitration or administrative proceeding of which such Pledgor has received notice or service of process is pending, which default, litigation, arbitration or administrative proceeding is material to the Collateral in the context of this Agreement;

     (vii) upon (x) the execution of this Agreement and (y) Delivery of the Collateral hereunder, the Collateral Agent, as agent of and on behalf of the U.K. Company and the Trust, will obtain (1) a valid first priority, perfected and enforceable security interest in, and a first lien on, such Collateral subject to no other Lien, securing the redemption obligations of the Jersey Subsidiary under the Jersey Preference Shares; and (2) a valid and enforceable security interest in such Collateral subject to no other Lien (other than the Lien described in the previous clause), securing the obligations of the Jersey Subsidiary under the ADSs Purchase Contract, and, in each case, none of such Collateral is or shall be pledged by such Pledgor as collateral for any other purpose; and

     (viii) such Pledgor is presently solvent under its jurisdiction of incorporation and able to pay, and is paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

     (b) Representations and Warranties of Collateral Agent.  On a continuing
         --------------------------------------------------
basis during the term of this Agreement, the Collateral Agent represents and warrants to the Pledgors and to the Trust as follows:

     (i) the Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement;

     (ii) the execution, delivery and performance by the Collateral Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent; and

     (iii) this Agreement has been duly and properly executed and delivered by the Collateral Agent and constitutes a legal, valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

9.  The Collateral Agent.
    --------------------

     (a) Appointment of Collateral Agent.  Each of the Trust  and the U.K.
         -------------------------------
Company hereby appoints and designates the Collateral Agent as its agent and custodian for the purposes set forth herein, and the Collateral Agent does hereby accept such appointment under the terms and conditions set forth herein.

     (b) Duties of Collateral Agent.  The Collateral Agent undertakes to perform
         --------------------------
only such duties as are expressly set forth herein. The duties and responsibilities of the Collateral Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied.

     (c) Compensation.    For its services in performing its duties set forth
         ------------
herein, the Collateral Agent shall receive such compensation as may be agreed to separately by the parties hereto.

     (d) Reliance.  Subject to the limitations, covenants and provisions hereof,
         --------
the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face of any note, notice, resolution, consent, certificate, affidavit, letter, telegram, statement, order or other document furnished to it hereunder by the Trust or the Pledgors and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, and shall have no responsibility for determining the accuracy thereof.

     (e) Liability of Collateral Agent.  Neither the Collateral Agent nor any of
         -----------------------------
its directors, officers or employees shall be liable for any action taken or omitted by it hereunder except in the case of its wilful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession. The Collateral Agent may consult with counsel of its own choice, including in-house counsel, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or (ii) in accordance with any direction or request of the Trustees. In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of
(i) the Collateral or (ii) the income or other distributions thereon. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral Delivered to or held by it hereunder or for the validity or sufficiency of the Lien (or the priority thereof) on the Collateral purported to be created hereby. In no event shall the Collateral Agent be liable for punitive, exemplary, indirect or consequential damages. Except as specifically set forth herein or contemplated hereby, the Collateral Agent shall have no duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to the maintenance of any insurance or
(c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Collateral Agent shall not be accountable for the use or application by the Trust of any of the proceeds of the Collateral.

     (f) Risk of Funds.  No provision of this Agreement shall require the
         -------------
Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Use of Sub-Agents or Attorneys.  The Collateral Agent may perform any
         ------------------------------
duties hereunder either directly or by or through financial intermediaries, agents or attorneys, provided that the Collateral Agent shall remain liable to fulfill all of such duties to the same extent, and with the same protections, as if the Collateral Agent was performing them itself.

     (h) Recitals and Statements.  The Collateral Agent shall not be responsible
         -----------------------
for the correctness of the recitals and statements herein which are made by the Trust and the Pledgors or for any statement or certificate delivered by the Pledgors pursuant hereto.

     (i) Knowledge.  The Collateral Agent shall not be deemed to have knowledge
         ---------
of any Event of Default, unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

     (j) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or any corporation or association resulting from any such conversion, merger, or consolidation to which it is a party, shall be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation or association meets the requirements set forth in Section 9(m)(2) hereof and in the Trust Agreement.

     (k) Resignation of Collateral Agent.  The Collateral Agent may resign and
         -------------------------------
be discharged from its duties or obligations hereunder by giving sixty (60) days' prior notice in writing of such resignation to the Trust and the Pledgors; provided, however, that except as expressly provided in the last sentence of this Section 9(k), the Collateral Agent shall continue to act as Collateral Agent hereunder until a successor Collateral Agent has been appointed as provided herein and shall have accepted such appointment. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust. If, within 30 days after notice by the Collateral Agent to the Trust and the Pledgors of the Collateral Agent's resignation, no successor Collateral Agent shall have been appointed and accepted the duties of the Collateral Agent as provided herein, the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a successor Collateral Agent.

     (l) Removal.  The Collateral Agent may be removed at any time by an
         -------
instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgors and signed by the Trust.

     (m)  Appointment of Successor.
          ------------------------

          (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgors.

          (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

     (n) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgors an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgors, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the

Pledgors be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgors.

10.  Miscellaneous.
     -------------

     (a) Amendments, Etc. Any amendment or modification of any provision of this Agreement shall be in writing and expressly approved in writing by the parties hereto. Any terms and conditions of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits of such terms and conditions. Any waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. A waiver of any of the terms and conditions of, or rights under, this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of, or rights under, this Agreement, or of such terms and conditions or rights on any other occasion.

     (b) Notices and Other Communications. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 10(b)):

          Pledgors:                   Carlotta (Investments) Limited
                                      Templar House, Don Road
                                      St. Helier, Jersey JE4 8WH
                                      British Channel Islands
                                      Telecopier:   44 1534 500 450
                                      Attention:  Company Secretary


                                      Carlotta (UK) Company
                                      One Silk Street
                                      London EC2Y8HQ
                                      Telecopier:   44-171-456-2222
                                      Attention:    Company Secretary

          Collateral Agent:           The Bank of New York
                                      101 Barclay Street
                                      New York, New York 10286
                                      Attention:    Joseph Ernst
                                      Telephone:    (212) 815-5732
                                      Telecopier:   (212) 815-5999

          Trust:                      c/o Puglisi & Associates
                                      850 Library Avenue
                                      Suite 204
                                      Newark, Delaware 19715

                                      Attention:    Donald J. Puglisi
                                      Telephone:    (302) 738-6680
                                      Telecopier:   (302) 738-7210

     Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery in the United States) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business
Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

     (c) Waivers. No failure or delay by any party hereto in exercising any rights, power or privilege hereunder shall operate as a waiver thereof.

     (d) Non-Assignment. No party hereto shall have the right to assign their rights or obligations hereunder to any other person without the prior written consent of the other parties.

     (e) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

     (f) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE; PROVIDED THAT AS TO COLLATERAL LOCATED IN ANY

JURISDICTION OTHER THAN THE STATE OF NEW YORK, THE COLLATERAL AGENT ON BEHALF OF THE U.K. COMPANY AND THE TRUST SHALL HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF SUCH OTHER JURISDICTION.

     (g) Headings.  The headings herein are for the convenience of reference
         --------
only and shall not affect the meaning or construction of any provision hereof.

     (h) Entire Agreement.  This Agreement contains the entire agreement between
         ----------------
the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

     (i) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which when so executed and delivered shall be deemed for all purposes an original, but all such counterparts shall constitute but one and the same instrument.

     (j) Force Majeure.  None of the Pledgors, the Collateral Agent or the Trust
         -------------
shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, power failures, computer viruses, earthquakes or other disasters.

     (k) Binding Effect.  This Agreement shall be binding upon the respective
         --------------
parties hereto and their respective successors and assigns. All the covenants and agreements herein contained by or on behalf of the Pledgors and the Collateral Agent shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

     (l) Separability.  To the extent permitted by law, the unenforceability or
         ------------
invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

11.  Termination of Agreement.  This Agreement and the rights hereby granted by
     ------------------------
the Pledgors in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Jersey Subsidiary under the Jersey Preference Shares and the ADSs Purchase Contract, and the Pledgors shall have no further liability hereunder upon such termination.

12.  Application of Bankruptcy Code.  The parties hereto acknowledge and agree
     ------------------------------
that the Collateral Agent is a "financial institution" within the meaning of
Section 101(22) of the Bankruptcy Code and is acting hereunder as agent and custodian for the Trust and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22).

13.  No Personal Liability of Trustees.  By executing and delivering this
     ---------------------------------
Agreement, none of the Trustees assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law.

14.  Limitation on Liability.   Notwithstanding anything to the contrary
     -----------------------
contained herein, no recourse shall be had, whether by levy or execution or otherwise, for any claim based on this Agreement or in respect hereof against any incorporator, shareholder or affiliate of the Trust or the Trustees, the Administrator, the Custodian or the Paying Agent or any predecessor, successor or affiliate of the Trust and of the aforesaid persons, or any of their assets, or against any principal, partner, incorporator, shareholder, officer, director, agent or employee of any of the aforesaid persons, under any rule of law, equitable principle, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, and that all such liability of the aforesaid persons is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement by the Trust. Notwithstanding anything to the contrary contained herein, nothing in this Section shall be construed to affect or limit the Pledgors' obligations under this Agreement.

15.  Consent to Jurisdiction.  Each Pledgor agrees that any legal suit, action
     -----------------------
or proceeding brought by the Trust or the Collateral Agent or by any person controlling the Trust or the Collateral Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. Each Pledgor has appointed CT Corporation as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by the Trust or the Collateral Agent and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until this Agreement is terminated or a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by such Pledgor and such appointment shall have been accepted by such successor authorized agent. Such Pledgor represents and warrants that CT Corporation has agreed to act as said agent for service of process, and such Pledgor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to such Pledgor shall be deemed, in every respect, effective service of process upon such Pledgor.

16.  Judgement Currency.  Each Pledgor hereby agrees to indemnify the Trust and
     ------------------
the Collateral Agent against any loss incurred by the Trust or the Collateral Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trust or the Collateral Agent would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Trust or Collateral Agent had utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon the receipt by the Trust or the Collateral Agent thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Pledgor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include and allowance for any customary or reasonable or premium and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17. Waiver of Immunities. To the extent such Pledgor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, such Pledgor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the day and year first above written.


                              CARLOTTA (UK) COMPANY



                              By:   _______________________________
                                    Name:
                                    Title:


                              CARLOTTA (INVESTMENTS) LIMITED


                              By:   _______________________________
                                    Name:
                                    Title:



                              THE BANK OF NEW YORK,
                                    as Collateral Agent


                              By:  _______________________________
                              Name:
                              Title:


                              ANZ EXCHANGEABLE PREFERRED TRUST


                              By:  _______________________________
                                    Donald J. Puglisi
                                    Managing Trustee

                                                                       Exhibit A
                                                                       ---------

                               CONTROL AGREEMENT


     This Control Agreement dated as of September __, 1998 among ANZ Exchangeable Preferred Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), Carlotta
(UK) Company, a special purpose company with unlimited liability incorporated under the laws of, and domiciled in, the United Kingdom (the "U.K. Company"), Carlotta (Investments) Limited, a company incorporated with limited liability under the laws of, and domiciled in, Jersey, the Channel Islands (the "Jersey Subsidiary") (the U.K. Company and the Jersey Subsidiary being sometimes individually referred to herein as a "Pledgor" and collectively as the "Pledgors"), The Bank of New York, a New York banking corporation, in its capacities as agent and custodian for and on behalf of the U.K. Company and the Trust, as applicable (the "Collateral Agent"). and as securities intermediary (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned in the ADRs Security and Pledge Agreement dated as of September __, 1998, among the Trust, the U.K. Company, the Jersey Subsidiary and the Collateral Agent (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

     Section 1.  Establishment of Securities Account.  The Securities
                 -----------------------------------
Intermediary hereby confirms that (i) the Securities Intermediary has established account number _______ in the name of the Collateral Agent, as agent and custodian of the U.K. Company and the Trust (such account and any successor account the "Securities Account"), (ii) the Securities Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trust as entitled to exercise the rights that comprise any financial asset credited to the account, (iv) all property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account, and (v) all securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Pledgors, payable to the order of the Pledgors or specially endorsed to the Pledgors except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

     Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a) (9) of the UCC.

     Section 3. Entitlement Orders. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent on behalf of each Secured Party and relating to the Securities Account, the

Securities Intermediary shall comply with such entitlement order without further consent by the Pledgors or any other person.

     Section 4:  Subordination of; Lien; Waiver of Set-Off.  In the event that
                 ----------------------------------------
the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interests of the Trust created under the Security Agreement. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Trust (except that the Securities Intermediary may set off the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

     Section 5.  Choice of Law.  Both this Agreement and the Securities Account
                 -------------
shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

     Section 6.  Conflict with other Agreements.  There are no other agreements
                 ------------------------------
entered into between the Securities Intermediary and the Pledgors with respect to the Securities Account In the event of any conflict between this Agreement (or any portion thereof) and any other agreement hereafter entered into, the terms of this Agreement shall prevail.

     Section 7.  Amendments.  No amendment or modification of this Agreement or
                 ----------
waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

     Section 8.  Notice of Adverse Claims.  Except for the claims and interest
                 ------------------------
of the U.K. Company and the Trust in the Securities Account created under the Security Agreement, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent, the Trust and the Pledgors thereof.

     Section 9.  Maintenance of Securities Account.  In addition to, and not in
                 ---------------------------------
lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account in accordance with this Section 9. The Collateral shall be maintained by the Securities Intermediary in a separate non-commingled account and the Collateral Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession and shall accord the Collateral treatment substantially equal to that which it accords its own property, it being understood that the Securities Intermediary in its capacity as such shall not, except as specifically set forth herein or contemplated hereby, have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Securities Intermediary has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against parties with respect to any Collateral. The Securities Intermediary shall have no right of offset against the Collateral with respect to any amounts owed to the Securities Intermediary, whether or not arising under this Agreement, and the Securities Intermediary hereby waives any such right of offset that it may otherwise have. Except as specifically provided herein, the Securities Intermediary covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien or Transfer Restriction on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, except as may be created or permitted by this Agreement or the Security Agreement.

     Section 10.  Representations, Warranties and Covenants of the Securities
                  ------------------------------------------------------------
Intermediary. The Securities Intermediary hereby makes the following
------------
representations, warranties and covenants:

     (a) The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Trust.

     (b) No financial asset is or will be registered in the name of the Pledgors, payable to his order, or specially endorsed to them, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

     (c) This Securities Account Control Agreement is the valid and legally binding obligations of the Securities Intermediary.

     (d) The Securities Intermediary has not entered into, and until the termination of the this agreement will not enter into, any agreement with any other person relating to any of the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Pledgors or the Trust purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in
Section 3 hereof.

     Section 11.  Successors.  The terms of this Agreement shall be binding
                  ----------
upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

     Section 12.  Notices.  Any notice, request or other communication required
                  -------
or permitted to be given under this Agreement shall be in accordance with the notice provisions in the Security Agreement. Notices to the Securities Intermediary shall be made to the Collateral Agent.

     Section 13.  Termination.  The rights and powers granted herein to the
                  -----------
Trust have been granted in order to perfect its security interests in the Securities Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Pledgors nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Trust in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Trust has notified the Securities Intermediary of such termination in writing.

     Section 14.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the day and year first above written.

                             CARLOTTA (UK) COMPANY



                              By:   _______________________________
                                    Name:
                                    Title:


                              CARLOTTA (INVESTMENTS) LIMITED



                              By:   _______________________________
                                    Name:
                                    Title:



                              THE BANK OF NEW YORK,
                                    as Collateral Agent


                              By:  _______________________________
                              Name:
                              Title:


                              ANZ EXCHANGEABLE PREFERRED TRUST


                              By:  _______________________________
                                    Donald J. Puglisi
                                    Managing Trustee

                                                                       Exhibit B
                                                                       ---------

                                NOTICE OF PLEDGE
                                ================

                        (Carlotta (Investments)Limited)
                        ===============================

                                     [DATE]

To:  Australia and New Zealand Banking Group Limited
     New York Branch
     c/o Australia and New Zealand
         Banking Group,


Dear Sirs,

     We hereby give you notice that by an agreement dated [ ] 1998, Carlotta (Investments) Limited (the "Jersey Subsidiary") has pledged, assigned, granted and conveyed unto The Bank of New York ("Collateral Agent") as agent and custodian for and on behalf of Carlotta (UK) Company and ANZ Exchangeable Preferred Trust all of the Jersey Subsidiary's right, title and interest in and to the American Depositary Receipts ("ADRs") evidencing, ______ American Depositary Shares ("ADSs") each representing four fully paid non-cumulative preference shares, liquidation preference US$6.25 per share (the "ANZ Preference Shares"), issued by Australia and New Zealand Banking Group Limited ("ANZ") pledged, assigned and transferred pursuant to the ADRs Security and Pledge Agreement.

     Please acknowledge receipt of this notice and confirm your agreement to the above instructions, by signing the attached copy of this notice.

Yours faithfully

For and on behalf of
Carlotta (Investments) Limited

Director


                                       1